UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2016

SUNOPTA INC.

(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Drive, Suite 401

Mississauga, Ontario L5N 2X7, Canada

(Address of Principal Executive Offices)

(905) 821-9669

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 20, 2016, our subsidiary, SunOpta Foods Inc. (“SunOpta Foods”), issued $230,998,000 aggregate principal amount of 9.5% Senior Secured Second Lien Notes due 2022 (the “Notes”), which were exchanged for $230,998,000 aggregate principal amount of senior term loans borrowed under the Second Lien Loan Agreement (as amended by the First Amendment to Second Lien Loan Agreement, dated October 7, 2016, the “Second Lien Loan Agreement”), dated as of October 9, 2015, among SunOpta Foods, as borrower, SunOpta Inc. and certain subsidiaries of SunOpta Inc., as guarantors, Bank of Montreal, as administrative agent and collateral agent, and the lenders party thereto. The senior term loans were the result of the automatic conversion on or about October 9, 2016 of the outstanding initial loans borrowed under the Second Lien Loan Agreement.

The Notes were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and can be resold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to certain non-U.S. persons pursuant to Regulation S under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act. The terms of the Notes are governed by an Indenture, dated as of October 20, 2016 (the “Indenture”), among SunOpta Foods, the guarantors named therein and U.S. Bank National Association, as trustee and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

Interest and maturity. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 at a rate of 9.5% per annum, commencing on April 15, 2017. The Notes will mature on October 9, 2022.

Collateral. Pursuant to the terms of the Second Lien U.S. Security Agreement (the “U.S. Security Agreement”), dated as of October 20, 2016, among the grantors referred therein and the Notes Collateral Agent, and the Second Lien Canadian Security Agreement (the “Canadian Security Agreement”), dated as of October 20, 2016, among the grantors referred therein and the Notes Collateral Agent, the Notes are secured by second-priority liens on substantially all of the assets that secure the credit facilities provided under the Credit Agreement, dated as of February 11, 2016 (as amended by the First Amendment thereto, dated October 7, 2016, the “Global Credit Facility”), among SunOpta Inc., SunOpta Foods Inc., The Organic Corporation B.V., the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as U.S. Administrative Agent, Bank of America, N.A. (acting through its Canada Branch), as Canadian Administrative Agent, Bank of America, N.A. (acting through its London Branch), as Dutch Administrative Agent, and Bank of America, N.A., as Collateral Agent, subject to certain exceptions and permitted liens (the “Collateral”).

Ranking. The Notes are senior secured obligations and rank equally in right of payment with SunOpta Foods’ existing and future senior debt and senior in right of payment to any future subordinated debt. The Notes are effectively subordinated to debt under the Global Credit Facility and any future indebtedness secured on a first priority basis on the Collateral to the extent of the value of the assets securing such debt on a first priority basis and to any existing and future debt that is secured by liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets. The Notes are effectively senior to SunOpta Foods’ existing and future unsecured indebtedness to the extent of the value of the Collateral. The Notes are structurally subordinated to any debt of our subsidiaries that do not guarantee the Notes. The relative priority of the respective liens in the Collateral and the rights with respect thereto are set out in the Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”), dated as of October 20, 2016, among Bank of America, N.A. as first lien collateral agent, the Notes Collateral Agent and the grantors referred therein.

Guarantees. The Notes are initially guaranteed on a senior secured second-priority basis by SunOpta Inc. and each of our restricted subsidiaries (other than SunOpta Foods) that guarantees indebtedness under the Global Credit Facility, subject to certain exceptions, which restricted subsidiaries consist of substantially all of our U.S. and Canadian subsidiaries as of October 20, 2016 (the “North American Guarantors”). Our Dutch subsidiaries that guarantee the Global Credit Facility are expected to guarantee the Notes after the date hereof (the “Dutch Guarantors” and, together with the North American Guarantors, the “Guarantors”). The guarantees rank equally in right of payment with the existing and future senior debt of the Guarantors and senior in right of payment to any future subordinated debt of the Guarantors. The guarantees are effectively subordinated to debt of the Guarantors under the Global Credit Facility and any future indebtedness of the Guarantors secured on a first priority basis on the Collateral to the extent of the value of the assets securing such debt on a first priority basis and to any existing and future indebtedness of the Guarantors that is secured by liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets.

Optional redemption. At any time prior to October 9, 2018, SunOpta Foods may redeem some or all of the Notes at any time and from time to time at a “make-whole” redemption price set forth in the Indenture. On or after October 9, 2018, SunOpta Foods may redeem the Notes, in whole or in part, at any time at the redemption prices equal to 107.125% through October 8, 2019, 104.750% from October 9, 2019 through October 8, 2020, 102.375% from October 9, 2020 through October 8, 2021 and at par thereafter, plus accrued and unpaid interest, if any, to but excluding the date of redemption. In addition, prior to October 9, 2018, SunOpta Foods may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 109.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the date of redemption. At any time prior to October 9, 2018, SunOpta Foods may also redeem, during each twelve-month period beginning on October 20, 2016, up to 10% of the aggregate principal amount of the Notes at a price equal to 103% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to but excluding the date of redemption.

Change of control and other restrictive covenants. The Notes are subject to covenants that, among other things, require SunOpta Foods to make an offer to repurchase the Notes at 101% of their principal amount in the event of a change of control, and limit our ability and the ability of our restricted subsidiaries (or, in the case of clause (iv) below, our ability and the ability of the Guarantors) to (i) incur additional debt or issue preferred stock; (ii) pay dividends and make certain types of investments and other restricted payments; (iii) create liens; (iv) enter into transactions with affiliates; (v) sell assets; and (vi) create restrictions on the ability of our restricted subsidiaries to pay dividends, make loans or advances or transfer assets to SunOpta Inc., SunOpta Foods or any Guarantor. These covenants are subject to a number of important qualifications, limitations and exceptions that are set forth in the indenture.

Events of default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, certain payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on, if any, all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are set forth in the Indenture.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, the form of the Notes, a copy of which is filed as Exhibit 4.2 hereto, the U.S. Security Agreement, a copy of which is filed as Exhibit 4.3 hereto, the Canadian Security Agreement, a copy of which is filed as Exhibit 4.4 hereto, and the Intercreditor Agreement, a copy of which is filed as Exhibit 4.5 hereto, each of which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the issuance of the Notes, SunOpta Foods terminated and exchanged in full all amounts outstanding pursuant to the Second Lien Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response to Item 1.01 is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of October 20, 2016, among SunOpta Foods, the guarantors named therein and U.S. Bank National Association, as trustee and notes collateral agent.

4.2	Form of 9.5% Senior Secured Second Lien Notes due 2022 (Included as Exhibit A to Exhibit 4.1).

4.3	Second Lien U.S. Security Agreement, dated as of October 20, 2016, among the grantors referred therein and the Notes Collateral Agent.

4.4	Second Lien Canadian Security Agreement, dated as of October 20, 2016, among the grantors referred therein and the Notes Collateral Agent.

4.5	Amended and Restated Intercreditor Agreement, dated as of October 20, 2016, among Bank of America, N.A. as first lien collateral agent, the Notes Collateral Agent and the grantors referred therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	October 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 20, 2016, among SunOpta Foods, the guarantors named therein and U.S. Bank National Association, as trustee and notes collateral agent.

4.2	Form of 9.5% Senior Secured Second Lien Notes due 2022 (Included as Exhibit A to Exhibit 4.1).

4.3	Second Lien U.S. Security Agreement, dated as of October 20, 2016, among the grantors referred therein and the Notes Collateral Agent.

4.4	Second Lien Canadian Security Agreement, dated as of October 20, 2016, among the grantors referred therein and the Notes Collateral Agent.

4.5	Amended and Restated Intercreditor Agreement, dated as of October 20, 2016, among Bank of America, N.A. as first lien collateral agent, the Notes Collateral Agent and the grantors referred therein.